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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  November 21, 2005

Little Squaw Gold Mining Company

(Exact Name of Registrant as Specified in its Charter)

Alaska	001-06412	91-0742812
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3412 S Lincoln Drive, Spokane WA	99203-1650
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (509) 624-5831

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873  (6-04)

Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Item 1.01

Entry into a Material Definitive Agreement

Effective November 21, 2005, Little Squaw Gold Mining Company (“Little Squaw,” the “Company” or “Registrant”) entered into a Subscription Agreement (the “Subscription Agreement”) with RAB Special Situations (Master) Fund Limited (the “Holder”) related to the placement (the “Placement”) of 6% Convertible Debentures of the Registrant in the principal amount of One Million United States Dollars (US$1,000,000) (the “Debentures”) and 2,500,000 Class A Warrants (the “Warrants”) for and in consideration of One Million United States Dollars (US$1,000,000)(the “Subscription Price”).  The Debentures are convertible into shares of Common Stock, $0.10 par value (“Common Shares”), at US$0.20 per share, subject to certain adjustments, and each Warrant is exercisable to acquire one Common Share (the “Warrant Shares”), at an exercise price of  US$0.30  per share  for a period of thirty-six months (36) following the Closing Date (collectively the Debentures, the Common Shares, the Warrants and the Warrant Shares are referred to as the "Securities").

Under the terms of the Subscription Agreement, the Registrant agreed to (i) prepare and file with the Securities and Exchange Commission (“SEC”) within sixty (60) calendar days after the Closing Date a registration statement (on Form S-3, SB-1, SB-2, S-1, or other appropriate registration statement form reasonably acceptable to the Subscriber) (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”) in respect of the Holder, so as to permit a public offering and resale of the Common Shares acquirable upon conversion of the Debenture and exercise of the Warrants (collectively, the “Registrable Securities”) in the United States under the Securities Act by the Subscriber as selling stockholder and not as underwriter; and (ii) use commercially reasonable efforts to cause a Registration Statement to be declared effective by the SEC as soon as possible, but in any event not later than the earlier of (a) one hundred twenty (120) days following the Closing Date (or one hundred fifty (150) in the event of an SEC review of the Registration Statement), and (b) the fifth trading day following the date on which Little Squaw is notified by the SEC that the Registration Statement will not be reviewed or is no longer subject to further review and comments.  Subject to certain limitations, the Registrant agreed that if (A) the Registration Statement is not filed on or prior to sixty (60) calendar days after the Closing Date; (1) the Registration Statement is not declared effective on or prior to the earlier of (a) one hundred twenty (120) days following the Closing Date (or one hundred fifty (150) in the event of an SEC review of the Registration Statement), and (b) the fifth trading day following the date on which Little Squaw is notified by the SEC that the Registration Statement will not be reviewed or is no longer subject to further review and comments, or (2) the Registration Statement ceases to be effective and available to the Subscriber as to its Registrable Securities without being succeeded within 20 trading days by an effective amendment thereto or by a subsequent registration statement filed with and declared effective by the SEC, (any such failure being referred to as an "Event" and the date of such failure being the "Event Date"), then, in addition to any other rights available to the Holder under the Subscription Agreement or applicable law on the failure by the Registrant to comply with the Event, the Registrant will be required to issue to the Holder Common Shares, as liquidated damages and not as a penalty, with a fair market value (determined by the average closing price of the Common Shares on the OTCBB during the ten days preceding the issuance of such shares) equal to two percent (2%) of the Price paid by the Holder for the Debenture and Warrants (the “Subscription Price”) and on each monthly anniversary of such Event Date (if the Event has not been cured by such date) until the applicable Event is cured; provided, however, that any liquidated damages that accrue under the Subscription Agreement shall not exceed eight percent (8%) of the Subscription Price paid by the Subscriber.

In connection with the Placement, under the terms of a Placement Agent Agreement, the Registrant paid Strata Partners, LLC, a registered broker-dealer (the “Agent”), a placement agent fee in the amount of agent compensation fee in an amount equal to eight percent (8%) and a lead agent fee agent in an amount equal to two percent (2%) of the aggregate gross proceeds of the Placement.  The Agent also will receive Warrants, as lead agent, to purchase Common Shares equal to three percent (3%) of the total number of Common Shares (or common stock equivalents) sold by the Company in the Placement and Warrants as selling Agent to purchase additional Common Shares equal to seven percent (7%) of the total number of Common Shares (or common stock equivalents) sold by the Company in the Placement.  The terms, conditions and exercise price of the warrants to be issued to the Agent shall be economically equivalent to the terms, conditions and exercise price of the securities issued by the Company in the Placement.  The Company hereby agrees to grant the Agents the same registration rights granted to investors in the Placement, if any.  The Registrant also agreed to reimburse the Agent for all expenses incurred by it in the performance of the Agent’s obligations (which will be set forth in a memorandum), including but not limited to the fees and expenses of the Company’s counsel and accountants and the cost of qualifying the Placement, and the sale of the securities, in various states or obtaining an exemption from state registration requirements.  The Registrant will reimburse the Agent for actual expenses, including but not limited to accounting, legal and professional fees, incurred by the Agent in connection with the Placement, not to exceed one-half percent (0.5%) of the gross offering proceeds.

Item 3.02.

Unregistered Sales of Equity Securities

Effective November 21, 2005, the Registrant issued 6% Convertible Debentures of the Registrant in the principal amount of One Million United States Dollars (US$1,000,000) (the “Debentures”) and 2,500,000 Class A Warrants (the “Warrants”) for and in consideration of One Million United States Dollars (US$1,000,000)(the “Placement”) to one non-U.S. institutional investor outside the United States.

The Debentures, due November 21, 2008, may be converted at the option of the Holder into shares of common stock on the basis of one share of common stock for every $0.20 in value of Debentures, subject to anti-dilution adjustments, including a full ratchet adjustment in the event the Registrant issues common stock below the conversion price (the “Conversion Price”).  Beginning on the issuance date of the Debenture, the outstanding principal balance of the Debenture shall bear interest, in arrears, at a rate per annum equal to six percent (6%) payable semi-annually beginning on June 1, 2006, and thereafter on December 1st and June 1st of each year, payable at the option of the Registrant in cash or shares of the Registrant’s common stock, par value $0.10 per share.  Upon the occurrence of an Event of Default (default in payment obligations, bankruptcy, etc.) to the extent permitted by law, the Registrant will pay interest to the Holder, payable on demand, on the outstanding principal balance of the Note from the date of the Event of Default until such Event of Default is cured at the rate of the lesser of eight percent (8%) or the maximum applicable legal rate per annum.  The Registrant may cause the principal amount of the Debenture plus all accrued and unpaid interest to convert into a number of fully paid and nonassessable shares of common stock at the Conversion Price by providing ten (10) days prior written notice on the earlier of: (y) a date following the effective date of the registration statement providing for the resale of the shares of common stock issuable upon conversion of the Debenture in which the Closing Bid Price (as defined below) exceeds two hundred fifty percent (250%) of the Conversion Price then in effect for a period of five (5) consecutive Trading Days or (z) the Maturity Date.  The Registrant granted registration rights related to the common stock issuable upon conversion of the Debentures.

The Warrants are each exercisable to acquire one Common Share (the “Warrant Shares”), at an exercise price of  US$0.30  per share, subject to anti-dilution adjustments, including a full ratchet adjustment in the event the Registrant issues common stock below the exercise price, for a period of thirty-six months (36) following the Closing Date.  The Registrant granted registration rights related to the common stock issuable upon exercise of the Warrants.

Neither the Debentures nor the Warrants may be exercised by the Holder if (unless otherwise waived in accordance with the terms of the Debentures or Warrants) the number of shares of common stock to be issued pursuant to the conversion of the Debenture or exercise of the Warrant, when aggregated with all other shares of common stock owned by the Holder at such time, would result in the Holder beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) in excess of 9.99% of the then issued and outstanding shares of common stock outstanding at such time.

The Registrant paid the Agent an agent compensation fee of $100,000 and issued the Agent Warrants exercisable to acquire 500,000 shares of common stock on the same terms as the warrants issued to the Holder.

All of these Securities were issued to one non-U.S. Person (as defined in Regulation S of the United States Securities Act of 1933, as amended (the “Securities Act”), outside the United States in an off-shore transactions.  No offers and sales of the Securities were made in the United States and no directed selling efforts were made in the United States.  The Securities were offered and sold pursuant to the exception  from registration under Rule 903 of Regulation S promulgated under the Securities Act.

Item 7.01.  Regulation FD Disclosure

On November 21, 2005, the Registrant released the press release filed herewith as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits.

c) Exhibits:

99

Press release dated November 28, 2005

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Little Squaw Gold Mining Company (Registrant)

Dated: November 29, 2005	/s/ Richard R. Walters By: Richard R. Walters, President